       1                                            EXHIBIT 11.1

                                    INTEL CORPORATION
                            COMPUTATION OF PER SHARE EARNINGS
                        (In millions, except per share amounts)

                                                     Year Ended
                                           -----------------------------
                                           Dec. 31,   Dec. 30,   Dec. 28,
                                             1994       1995       1996
                                           -------    -------    -------

PRIMARY SHARES CALCULATION

Reconciliation of weighted average number
of shares outstanding to amount used in
primary earnings per share computation:
Weighted average number of shares outstanding  830       825        823

 Add-shares issuable from assumed exercise
   of options and warrants                      44        59         65
                                            ------     -----     ------

 Weighted average number of shares outstanding
   as adjusted                                 874       884        888
                                            ======    ======     ======

FULLY DILUTED SHARES CALCULATION

Reconciliation of weighted average number
of shares outstanding to amount used in
fully diluted earnings per share computation:
  Weighted average number of shares
   outstanding                                830       825        823

  Add-shares issuable from assumed exercise
   of options and warrants                     44        65         79
                                           ------     -----     ------

  Weighted average number of shares
    outstanding as adjusted                   874       890        902
                                           ======     =====     ======

NET INCOME                                 $2,288    $3,566     $5,157
                                           ======    ======     ======

PRIMARY EARNINGS PER SHARE                 $ 2.62    $ 4.03     $ 5.81
                                           ======    ======     ======

FULLY DILUTED EARNINGS PER SHARE(1)        $ 2.62    $ 4.01     $ 5.72
                                           ======    ======     ======

(1) Earnings per common and common equivalent share presented on the face of the income statement represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the income statement because the differences are insignificant. This exhibit is presented because common stock equivalents represent more than 3% of weighted average common shares outstanding.